UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 20, 2008
Date of Report (date of earliest event reported)

PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
471 Brighton Drive
Bloomingdale, Illinois 60108
(Address of Principal Executive Offices, including Zip Code)
(630) 372-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.67
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                 Arrangements of Certain Officers
     On August 20, 2008, the Board of Directors approved an amendment to the company’s 1997 Stock Plan, consistent with the Board’s discretionary authority under the terms of the plan. The amendment, which becomes effective January 1, 2009, will eliminate those provisions that provide for the automatic annual grant of stock options to the non-employee directors of the company, and add provisions that provide for the automatic annual grant of stock to such directors. The first automatic grant of stock under the amended plan will be the date of the 2009 annual stockholders meeting of the company, which historically has been held in June of each year.
     The amendment to the plan, made upon the recommendation of the Compensation Committee of the Board and the independent compensation consultant advising the committee, is in connection with changes to the compensation of the company’s non-employee directors commencing in 2009.
     A copy of the 1997 Stock Plan, as amended, is attached to this report as Exhibit 10.67.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.67	PCTEL, Inc., 1997 Stock Plan, as amended August 20, 2008, effective January 1, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 26, 2008

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.67	PCTEL, Inc., 1997 Stock Plan, as amended August 20, 2008, effective January 1, 2009